Exhibit 99.5

 Photronics, Inc.  Q1 2019 Financial Results Conference CallFebruary 21, 2019

 Safe Harbor Statement  2  This presentation and some of our comments may contain projections or other forward-looking statements regarding future events, our future financial performance, and/or the future performance of the industry. These statements are predictions, and contain risks and uncertainties. Actual events or results may differ materially from those presented. These statements include words like “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “may”, “should”, “plan”, “project” or the negative thereto. We cannot guarantee the accuracy of any forecasts or estimates, and we are not obligated to update any forward-looking statements if our expectations change. If you would like more information on the risks involved in forward-looking statements, please see the documents we file from time to time with the Securities and Exchange Commission.Non-GAAP Financial MeasuresThis presentation and some of our comments may reference non-GAAP financial measures. These non-GAAP financial measures exclude certain income or expense items, and are consistent with another way management internally analyzes our results of operations. Non-GAAP information should be considered to be a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Please see the “Reconciliation of GAAP to Non-GAAP Financial Information” in this presentation.

Q1 2019 Summary

- **Revenue up 1% Y/Y; down 14% Q/Q on seasonal trend, macro headwinds, and fewer days in quarter**
  - IC down on softness from Asia customers
  - FPD high-end improved Y/Y on mobile AMOLED demand
- **Net income attributable to Photronics, Inc. shareholders of $5.3M ($0.08/share)**
- **Repurchased 1.1M shares for $10.7M in Q119; cumulative repurchases of 3.7 million shares for $33.8 million***
- **Capex of $107M to support China investments**
- **China plants nearly production ready**
  - Hefei on schedule to begin production first half of 2019
  - One-quarter delay in Xiamen to align with market conditions

Successfully repositioned the business; China investments driving long-term, profitable growth

*The October 2018 share repurchase program of $25 million expired February 1, 2019

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PHOTRONICS

$M (except EPS)  Q119  Q418  Q/Q  Q118  Y/Y  Revenue  $ 124.7  $ 144.7  (14%)  $ 123.4  1%  Gross Profit  $ 26.1  $ 35.4  (26%)  $ 27.7  (6%)  Gross Margin  20.9%  24.5%  (360 bps)  22.4%  (150 bps)  Operating Income  $ 8.0  $ 18.0  (55%)  $ 11.8  (32%)  Operating Margin  6.5%  12.5%  (600 bps)  9.6%  (310 bps)  Other income (expense)  $ 1.1  $ 2.3  ($ 1.2)  ($ 4.1)  $5.2  Income tax (benefit)  $ 1.4  $ 3.6  $ 2.2  ($ 1.8)  ($ 3.2)  Minority interest  $ 2.5  $ 4.3  ($ 1.8)  $ 3.6  ($ 1.1)  Net Income*  $ 5.3  $ 12.5  (58%)  $ 5.9  (11%)  Diluted EPS*  $ 0.08  $ 0.18  ($ 0.10)  $ 0.09  ($ 0.01)  Days in quarter  88  94  (6)  91  (3)  Gross profit includes $3.6M in expenses due to China startup activityOperating expense increased due to China startup activity ($1M), along with increased qualification activity and higher compensationQ118 results were improved by $4.2 million ($0.06/share) favorable tax benefits attributable to tax reform act  Income Statement Summary  4  *Net income attributable to Photronics, Inc. shareholders

 Market softness impacting high-end and mainstreamHigh-end memory down on customer order timingHigh-end logic up Y/Y, down Q/Q on industry softnessChina IC revenue up 136% Y/Y; represents 16% of Q119 IC revenueExpect stable to improving high-end market demand (memory up; logic flat), with potential for macro headwinds  $M  Q119  Q418  Q/Q  Q118  Y/Y  High-End*  $ 34.6  $ 39.4  (12%)  $ 33.4  4%  Mainstream  $ 60.3  $ 71.4  (16%)  $ 62.3  (3%)  Total  $ 94.9  $ 110.9  (14%)  $ 95.7  (1%)  IC Photomask Revenue  5  *28nm and smaller  Total may differ due to rounding

 High-end up Y/Y on growing AMOLED demand for mobile displaysMainstream down due to lower LTPS and G8.5China revenue up 11% Y/YRepresents 43% of Q119 FPD revenueG10.5+ production to begin Q219AMOLED technology remains in high demand; expect to remain at or near capacity  $M  Q119  Q418  Q/Q  Q118  Y/Y  High-End*  $ 21.5  $ 22.0  (2%)  $ 18.8  14%  Mainstream  $ 8.4  $ 11.8  (29%)   $ 9.0  (7%)  Total  $ 29.8  $ 33.8  (12%)  $ 27.8  7%  FPD Photomask Revenue  6  *≥G8 and AMOLED  Total may differ due to rounding

 $M  Q119  Q418  Q118  Cash  $ 232  $ 329  $ 349  Debt  $ 86  $ 57  $ 61  Net Cash*  $ 146  $ 272  $ 288  Operating Cash Flow  ($ 19)  $ 44  $ 31  Capital Expenditures  $ 107  $ 28  $ 11  Share repurchase  $ 11  $ 16  -  LTM EBITDA  $ 156  $ 158  $ 122  Cash balance reduced to fund China investments and cash used in operations (receivables timing and VAT payment)Some capex for Xiamen shifted into Q219; 2019 capex ~ $210MRepurchased 1.1M shares during Q119 for $10.7M; 3.7M shares repurchased to date for $33.8MBalance sheet able to fund planned investments and strategic M&A opportunities  Select Financial Data  7  *Net cash defined as cash and cash equivalents less long-term borrowings (including current portion), as reported in accordance with GAAP

 Revenue ($M)  $125 - $135  Taxes ($M)  $1 - $2  EPS  $0.03 - $0.10  Diluted Shares (M)  ~67  Anticipate sequential growth in Q2High-end IC markets stable to improvingFPD expected to remain at capacitySeasonal recovery; 3 more daysPotential macro headwindExpect margin headwinds from China startupAnticipate EPS impact of $0.03 - $0.06 per quarterPlan to be profitable in China by end of 2019  Q219 Guidance   8

 Thank you for your interest!  For Additional Information:R. Troy Dewar, CFAVice President, Investor Relations203.740.5610tdewar@photronics.com

 Appendix

 IC Photomask Revenue  11  Mainstream$253.7M61%  High-End$161.5M39%  High-End: 28nm and smaller; total may differ due to rounding  Mainstream$255.7M61%  High-End$160.3M39%

 FPD Photomask Revenue  12  Mainstream$42.5M35%  High-End$78.8M65%  High-End: ≥G8 and AMOLED; total may differ due to rounding  Mainstream$43.1M36%  High-End$76.1M64%

 Non-GAAP Reconciliation

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